Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meanings as terms defined and included elsewhere in this financial report.

Introduction

Verb Technology Company Inc. is providing the following unaudited pro forma condensed combined financial information is being presented to reflect the purchase of Lyvecom on April 11, 2025. The pro forma financial information has been prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended. The pro forma adjustments are described in the accompanying footnotes.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2025 includes the historical unaudited balance sheet of Lyvecom as of March 31, 2025 on a pro forma basis as if the purchase transaction, summarized below, had been consummated on March 31, 2025.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024 includes the historical statement of operations of Lyvecom for the year ended December 31, 2024. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2025 includes the historical unaudited statement of operations of Lyvecom for the three months ended March 31, 2025. These presentations are on a pro forma basis as the purchase transaction had been consummated on January 1, 2024.

The historical financial information has been adjusted to give effect to factually supportable events that are related and/or directly attributable to the purchase of Lyvecom and the financing including related transactions, summarized below. The adjustments presented on the unaudited pro forma condensed consolidated financial statements have been identified and presented to offer relevant information necessary to provide a reasonable basis for understanding of the consolidated company upon consummation of the sale.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and accompanying notes, which are included below:

●	the historical audited consolidated financial statements of Verb Technology Company, Inc. for the year ended December 31, 2024,
●	the historical unaudited condensed consolidated financial statements of Verb Technology Company, Inc. as of and for the three months ended March 31, 2025

The foregoing historical financial statements have been prepared in accordance with U.S. GAAP.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been consolidated. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the Lyvecom purchase consummated on January 1, 2024 or the future results that the consolidated company will experience.

Unaudited Pro Forma Condensed Combined Balance Sheet

as of March 31, 2025 (in thousands, except share and per share data)

	Historical	Acquisition	Adjustments		Pro Forma
ASSETS

Current assets
Cash	$6,275	$3	$(4,225	)(1)	$2,053
Restricted cash	880	-	-		880
Accounts receivable, net of allowance for credit losses	1,029	29	-		1,058
ERC receivable - short-term	734	-	-		734
Short-term investments - trading	5,081	-	-		5,081
Prepaid expenses and other current assets	252	15	-		267
Total current assets	14,251	47	(4,225)		10,073

Capitalized software development costs, net	2,743	-	-		2,743
Property and equipment, net	369	-	-		369
Operating lease right-of-use assets	307	-	-		307
Intangible assets, net	169	-	934	(2)	1,103
Goodwill	-	-	4,909	(2)	5,165
			256	(4)
Investment in equity securities	263	-	-		263
Other assets	266	-	-		266

Total assets	$18,368	$47	$1,874		$20,289

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$618	$32	$-		$650
Accrued expenses	2,313	32	-		2,345
Contract liabilities	238	1	-		239
Accrued payroll	341	-	-		341
Operating lease liability, current	134	-	-		134
Contingent liability, current	-	-	-		-
Total current liabilities	3,644	65	-		3,709

Long-term liabilities
Contingent liability, non-current	-	-	600	(3)	600
Deferred tax liability, non-current	-	-	256	(4)	256
Operating lease liability, non-current	183	-	-		183
Total liabilities	3,827	65	856		4,748

Commitments and contingencies

Stockholders’ equity
Common stock, $0.0001 par value, 400,000,000 shares authorized, 1,113,143 shares issued and outstanding as of March 31, 2025	1	-	-		1
Additional paid-in capital	204,253	-	1,000	(1)	205,253
Accumulated deficit	(189,658)	(18)	18		(189,658)

Total stockholders’ equity in Verb Technology Company, Inc.	14,596	(18)	1,018		15,596
Non-controlling interests	(55)	-	-		(55)

Total stockholders’ equity	14,541	18	1,018		15,541

Total liabilities and stockholders’ equity	$18,368	$47	$1,874		$20,289

Notes to Unaudited Pro Forma Condensed Combined Financial Information

The transaction accounting adjustments included in the unaudited pro forma condensed combined financial information are as follows:

(1) Reflects the total consideration of $5,225 paid to Lyvecom Shareholders upon closing of the acquisition on April 11, 2025. The total consideration paid upon closing consists of $4,225 in cash and $1,000 in equity based on a 30-day volume weighted average price of approximately $5.41 per share.

(2) Reflects the amounts allocated to goodwill and definite-lived intangible assets per the preliminary ASC 805 analysis prepared by an independent third-party valuation specialist.

(3) The Purchase Agreement provides for an earn-out payment to the Lyvecom Shareholders of up to an additional $3,000 in cash over a 24-month earn-out period based on Lyvecom’s achievement of various performance metrics. The amount of $600 was calculated pursuant to a preliminary ASC 805 analysis performed by an independent third-party valuation specialist.

(4) Deferred tax liability of $256 recorded as a result of the preliminary ASC 805 analysis prepared by an independent third-party valuation specialist. The liability was recorded on the date of acquisition and relates to the book to tax temporary differences on Lyvecom’s definite-lived intangible assets of $934.

Unaudited Pro Forma Condensed Combined Statement of Operations

for the Three Months Ended March 31, 2025 (in thousands, except share and per share data)

	Historical	Lyvecom	Adjustments		Pro Forma

Revenue	$1,305	$148	$(40	)(1)	$1,413

Costs and expenses
Cost of revenue, exclusive of depreciation and amortization shown separately below	347	3	-		350
Depreciation and amortization	286	-	47	(2)	333
General and administrative	3,331	207	(335	)(3)	3,203
Total costs and expenses	3,964	210	(288)		3,886

Income (loss) from operations	(2,659)	(62)	248		(2,473)

Other income (expense), net
Interest income	121	-	-		121
Unrealized gain on short-term investments	83	-	-		83
Interest expense	(1)	(2)	2	(4)	(1)
Other income, net	18	2	-		20

Total other income (expense), net	221	-	2		223

Net income (loss)	(2,438)	(62)	250		(2,250)
		-	-		-
Less: Net income attributable to non-controlling interests	126	-	-		126

Net income (loss) attributable to Verb Technology Company, Inc. before income taxes	(2,564)	(62)	250		(2,376)

Income tax expense (benefit)	-	-	(13	)(5)	(13)

Net income (loss) to common shareholders	$(2,564)	$(62)	$263		$(2,363)

Loss per share from continuing operations- basic and diluted	$(2.51)	$-	$-		$(1.96)
Weighted average number of common shares outstanding - basic and diluted	1,019,801	184,812	-		1,204,613

Notes to Unaudited Pro Forma Condensed Combined Financial Information

The transaction accounting adjustments included in the unaudited pro forma condensed combined financial information are as follows:

(1) Revenue recorded for Lyvecom related to Verb Technology Company, Inc.

(2) Amortization of definite-lived intangible assets.

(3) Expense recorded by Verb Technology Company, Inc. related to Lyvecom of $40 plus acquisition expenses incurred by both companies for auditing and legal fees.

(4) Interest expense related to Lyvecom related party loans that were paid upon closing of the acquisition on April 11, 2025.

(5) Income tax benefit related to the deferred tax liability reversal due to the amortization of definite-lived intangible assets.

Unaudited Pro Forma Condensed Combined Statement of Operations

for the Year Ended December 31, 2024 (in thousands, except share and per share data)

	Historical	Lyvecom	Adjustments		Pro Forma

Revenue	$895	$496	$(100	)(1)	$1,291

Costs and expenses
Cost of revenue, exclusive of depreciation and amortization shown separately below	224	10	-		234
Depreciation and amortization	1,077	-	189	(2)	1,266
General and administrative	11,238	490	(100	)(3)	11,628
Total costs and expenses	12,539	500	89		13,128

Loss from operations	(11,644)	(4)	(189)		(11,837)

Other income (expense), net
Interest income	692	-	-		692
Unrealized loss on short-term investments	(44)	-	-		(44)
Interest expense	(237)	(8)	8	(4)	(237)
Change in fair value of notes payable – SAFE	-	(448)	448	(4)	-
Financing costs	(90)	-	-		(90)
Other income, net	813	-	-		813

Total other income (expense), net	1,134	(456)	456		1,134

Net income (loss)	(10,510)	(460)	267		(10,703)

Less: Net loss attributable to non-controlling interests	(181)	-	-		(181)

Net income (loss) attributable to Verb Technology Company, Inc. before income taxes	(10,329)	(460)	267		(10,522)

Income tax expense (benefit)	-	-	(52	) (5)	(52)

Net income (loss) attributable to Verb Technology Company, Inc.	(10,329)	(460)	319		(10,470)

Series C Preferred Stock dividend payable	(243)	-	-		(243)
Deemed dividend due to Series C redemption	(900)	-	-		(900)

Net income (loss) to common shareholders	$(11,472)	$(460)	$319		$(11,613)

Loss per share from continuing operations- basic and diluted	$(19.36)	$-	$-		$(14.94)
Weighted average number of common shares outstanding - basic and diluted	592,478	184,812			777,290

Notes to Unaudited Pro Forma Condensed Combined Financial Information

The transaction accounting adjustments included in the unaudited pro forma condensed combined financial information are as follows:

(1) Revenue recorded for Lyvecom related to Verb Technology Company, Inc.

(2) Amortization of definite-lived intangible assets.

(3) Expense recorded by Verb Technology Company, Inc. related to Lyvecom of $100.

(4) Interest expense related to Lyvecom related party loans of $100 and SAFE notes amounting to $1,125 that were both paid upon closing of the acquisition on April 11, 2025.

(5) Income tax benefit related to the deferred tax liability reversal due to the amortization of definite-lived intangible assets.